MUFG Americas Holdings Corporation MUFG Americas Holdings Corporation Investor Presentation for the Quarter Ended March 31, 2017

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 This presentation describes activities of MUFG Americas Holdings Corporation and its consolidated subsidiaries (the Company) unless otherwise specified. This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s most recent annual report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the Securities and Exchange Commission (SEC). The following appears in accordance with the Private Securities Litigation Reform Act. This presentation includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “ project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” They may also consist of annualized amounts based on historical interim period results. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the SEC, including the discussions under “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. All forward-looking statements contained herein are based on information available at the time of this presentation, and the Company assumes no obligation to update any forward-looking statements. This investor presentation includes additional capital ratios (tangible common equity and Common Equity Tier 1 capital (calculated under the Basel III standardized approach on a fully phased-in basis)) to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of the Company's capital structure to other financial institutions. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies. Please refer to our separate reconciliation of non-GAAP financial measures in our earnings release dated April 24, 2017 and our 10-Q for the quarter ended March 31, 2017. Forward-Looking Statements and Non-GAAP Financial Measures

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 One of the Largest Regional Bank Holding Companies in the United States Headquarters New York Main Banking Office San Francisco U.S. Branches4 365 Employees5 Approx. 12,500 Total Assets $149.7 billion Total Loans Held for Investment $78.4 billion Total Deposits $86.5 billion Tangible Common Equity6 $14.1 billion 4. In addition, MUB had two international offices and 13 PurePoint Financial Centers 5. Full-time equivalent staff 6. Tangible common equity is a non-GAAP measure. Refer to MUAH’s earnings release dated April 24, 2017 and our 10-Q for the quarter ended March 31, 2017 for a reconciliation between certain GAAP amounts and this non- GAAP measure MUAH Company Profile as of March 31, 2017 Reference Banks’ Period-End Assets ($bn) 2,3 MUFG Americas Holdings Corporation (MUAH) (A3 / A / A)1 and its principal subsidiaries MUFG Union Bank, N.A. (MUB) (A2 / A+ / A)1 and MUFG Securities Americas Inc. (MUSA) (NR / A+ / A)1 are owned by The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BTMU) and Mitsubishi UFJ Financial Group, Inc. (MUFG). BTMU is a wholly-owned subsidiary of MUFG. • Solid balance sheet with high-quality capital base and strong liquidity • Conservative risk culture resulting in a high quality loan portfolio with strong credit performance • Network of 365 U.S. retail and commercial branches and two international offices • Prominent market share in demographically attractive West Coast markets • Both MUB and MUAH have currently outstanding, publicly issued debt securities MUB Branch Network 1. Credit ratings represent long-term issuer ratings from Moody’s, S&P, and Fitch Ratings, respectively 2. Source: SNL Financial as of May 5, 2017 3. ‘Reference Banks’, referred to throughout this presentation unless otherwise noted, consist of these 13 CCAR-filing public regional banks, plus the four largest U.S. money center banks (BAC, C, JPM and WFC) not shown here USB PNC COF BBT STI CFG MUAH FITB KEY RF MTB HBAN CMA ZION $450 $371 $349 $221 $206 $150 $150 $140 $134 $125 $123 $100 $73 $65

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 Core Strategic Subsidiary of Mitsubishi UFJ Financial Group (MUFG) As of March 31, 2017 Employees3 Approx. 12,500 Total assets $149.7 billion Total loans held for investment $78.4 billion Total deposits $86.5 billion Common Equity Tier 1 risk-based capital ratio (fully phased-in)4 15.15% As of December 31, 2016 Employees Approx. 140,000 Total assets $2,593 billion 1 Total loans $930 billion 1 Total deposits $1,429 billion 1 Common Equity Tier 1 risk-based capital ratio (fully phased-in)2 11.40% 1. JPY denominated amounts converted to USD based on an exchange rate of 116.49 JPY/USD as of December 31, 2016; refer to MUFG’s Investor Relations website (http://www.mufg.jp/english/ir/) for additional information 2. Calculated in accordance with Japanese banking regulations based on information derived from MUFG’s consolidated financial statements prepared in accordance with Japanese GAAP, as required by the Japanese Financial Services Agency 3. Full-time equivalent staff 4. Common Equity Tier 1 risk-based capital ratio (standardized, fully phased-in basis) is a non-GAAP financial measure that is used to assess a bank holding company's capital position as if the transition provisions of the U.S. Basel III rules were fully phased in for the periods in which the ratio is disclosed. Please refer to our separate reconciliation of non-GAAP financial measures in our earnings release dated April 24, 2017 and our 10-Q for the quarter ended March 31, 2017 Mitsubishi UFJ Financial Group, Inc. MUFG Americas (includes Latin America and Canada) Combined U.S. Operations (includes BTMU & MUTB U.S. Branches) MUFG Americas Holdings Corporation

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 The enhanced prudential standards require that all foreign banking organizations with at least $50bn in assets hold ownership of controlled U.S. subsidiaries through an Intermediate Holding Company (IHC). MUAH is MUFG's Intermediate Holding Company 3/31/17 assets: $116.1bn 3/31/17 assets: $30.5bn 3/31/17 assets: $3.1bn1 1. Net of intercompany eliminations

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 2017 First Quarter MUAH Results Except where noted, all financial statements and related information for prior periods have been revised to include the results of entities transferred under MUAH on July 1, 2016 Compared to the previous quarter, Net Income decreased $105MM • The provision (reversal) for credit losses was $(30) million compared with $(41) million in the fourth quarter of 2016 • Total revenue decreased $135MM primarily due to a gain on sale of the Bank's legacy principal branch and administrative office in 4Q 2016 Compared with the first quarter of 2016, total revenue increased $85 million, primarily due to an increase in net interest income 1. Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle. For the Three Months Ended March 31, December 31, March 31, (Dollars in millions) 2017 2016 2016 Results of operations: Net interest income $ 795 $ 802 $ 724 Noninterest income 488 616 474 Total revenue 1,283 1,418 1,198 Noninterest expense 1,006 956 968 Pre-tax, pre-provision income 1 277 462 230 (Reversal of) provision for credit losses (30) (41) 162 Income before income taxes and including noncontrolling interests 307 503 68 Income tax expense 83 175 18 Net income including noncontrolling interests 224 328 50 Deduct: Net loss from noncontrolling interests 5 6 12 Net income attributable to MUAH $ 229 $ 334 $ 62

MUAH Balance Sheet and Profitability Highlights

(Dollars in millions)	As of and For the Three Months Ended March 31, 2017	December 31, 2016	March 31, 2016
Balance sheet (end of period)			
Total assets	$ 149,678	$ 148,144	$ 156,554
Total loans held for investment	78,434	77,551	80,906
Total securities	25,299	24,478	23,699
Securities borrowed or purchased under repo	19,992	19,747	28,110
Trading account assets	8,926	8,942	5,629
Core deposits [1]	80,717	80,482	74,882
Total deposits	86,533	86,947	89,460
Securities loaned or sold under repo	25,079	24,616	27,211
Long-term debt	11,333	11,410	13,068
Trading account liabilities	3,233	2,905	4,375
MUAH stockholders' equity	17,484	17,233	16,684
Performance ratios			
Net interest margin [2,3]	2.37%	2.35%	2.06%
Return on average assets [2]	0.62	0.89	0.16
Return on MUAH stockholders' equity [2]	5.27	7.69	1.45
Return on tangible common equity [2]	6.64	9.71	1.94
Efficiency ratio [4]	78.39	67.35	80.90
Adjusted efficiency ratio [5]	73.42	64.62	73.72

Except where noted, all financial statements and related information for prior periods have been revised to include the results of entities transferred under MUAH on July 1, 2016

Compared to the previous quarter:

- Total assets were up largely due to an increase in loans held for investment and securities available for sale
- Total deposits decreased $0.4 billion due to a decrease in demand deposits and money market deposits, partially offset by an increase in interest bearing savings deposits related to the launch of PurePoint Financial, a new online division of the Bank, and interest bearing checking deposits.

Compared to a year ago:

- Total assets are down primarily due to a decrease in securities borrowed or purchased under repurchase agreements, partially offset by an increase in total securities

1. Core deposits exclude brokered deposits, foreign time deposits, domestic time deposits greater than $250,000 and certain other deposits not considered to be core customer relationships
2. Annualized
3. Net interest margin is presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
4. The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income)
5. Adjusted efficiency ratio is a non-GAAP financial measure. Refer to our separate reconciliation of non-GAAP financial measures in our earnings release dated April 24, 2017 and our 10-Q for the quarter ended March 31, 2017

MUFG Americas Holdings Corporation Investor Presentation, 1Q17

Business Model for Five Key Segments

	Regional Bank	U.S. Wholesale Banking
Branding	UnionBank®	MUFG

Coverage	Five main divisions: Consumer Banking, Wealth Markets, Commercial Banking, Real Estate Industries and PurePoint Financial
	
	Two customer segments:
	Consumer: West Coast individuals, including high net worth
	• Products and services include checking and deposit accounts, mortgages, home equity loans, consumer loans, credit cards, bill and loan payment services, wealth planning, trust and estate services, investment management, brokerage and private wealth management
	• PurePoint serves consumers, offering savings accounts and CD products online with services provided through a call center and a network of financial centers in Florida, Illinois and Texas
	
	Commercial: Institutional clients and businesses generally with annual revenues up to $1 billion
	• Commercial credit products and services include commercial and asset-based loans, accounts receivable, inventory, and trade financing primarily to West Coast corporate customers, and real estate financing to professional real estate investors and developers nationwide
	• Non-credit products and services include global treasury management, capital market solutions, foreign exchange, interest rate risk and commodity risk management products and services
		• Provides commercial lending products, including commercial loans, lines of credit and project financing to corporate customers with annual revenues generally greater than $1 billion
		
		• Employs an industry-focused strategy including dedicated coverage teams in:
		  • General Industries
		  • Power and Utilities
		  • Oil and Gas
		  • Telecom and Media
		  • Technology
		  • Healthcare and Nonprofit
		  • Public Finance, and
		  • Financial Institutions (predominantly Insurance and Asset Managers)
		• Non-credit products and services include global treasury management, capital market solutions, foreign exchange, interest rate risk and commodity risk management products

Products

Transaction Banking

- Automated Clearing House
- Cash Management
- Commercial Card
- Demand Deposit Account
- Institutional Trust and Global Custody
- Money Market Demand Account
- Payables / Receivables
- Treasury Management
- Trade Finance

MUFG Securities Americas Inc.

- Capital Markets
- Collateralized Financings
- Domestic and Foreign Debt and Equity Securities Transactions
- Private Placements
- Sales & Trading
- Securities Borrow and Loan
- Securitization

Investment Banking & Markets

- Commercial Finance
- Corporate Advisory
- Foreign Exchange
- Funds Finance
- Global Financial Solutions
- Interest Rate Derivatives
- Leasing and Equipment Finance
- Project Finance
- Securitization
- Structured Trade Finance
- Supply Chain Finance
- Syndications

MUFG Americas Holdings Corporation Investor Presentation, 1Q17

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 Strong and High Quality Capital Base 1. Reference Banks consist of 13 CCAR-filing public regional banks depicted on slide 3 plus the four largest U.S. money center banks. Reference Banks’ average based on reporting through May 5, 2017 (Source: SNL Financial) 2. Non-GAAP financial measures. Refer to our separate reconciliation of non-GAAP financial measures in our earnings release dated April 24, 2017 and our 10-Q for the quarter ended March 31, 2017 MUAH's capital ratios exceed the average of the Reference Banks1 MUAH reports its regulatory capital ratios under the standardized approach of the U.S. Basel III rules, with certain provisions subject to phase-in periods • MUB is subject to both the standardized and advanced approaches rules, however, MUB is in discussions with the OCC to opt-out of the U.S. Basel III advanced approaches rules Capital ratios: Reference Banks' Average1 MUAH Capital Ratios March 31, 2017 March 31, 2017 December 31, 2016 Regulatory: Common Equity Tier 1 risk-based capital ratio 11.02% 15.17% 14.77% Tier 1 risk-based capital ratio 12.10 15.17 14.77 Total risk-based capital ratio 14.30 16.72 16.45 Tier 1 leverage ratio 9.68 10.16 9.92 Other: Tangible common equity ratio2 8.67 9.65 9.58 Common Equity Tier 1 risk-based capital ratio (U.S. Basel III standardized approach; fully phased-in)2 N/A 15.15 14.73

Robust Liquidity Profile

MUB's core deposit franchise reduces reliance on wholesale funding

MUB's substantial available liquidity includes:

- Excess Reserves[1]: $3.1 Bn
- Unpledged securities: $20.7 Bn
- Unused FHLB and Fed capacity: $28.5 Bn

MUAH maintains liquidity to meet expected obligations for ≥20 months without access to funding

MUAH is compliant with modified LCR

MUAH's loan-to-total core deposit ratio is 97.2%

MUAH's double leverage ratio is 103% as of 12/31/2016[2]

MUB's Investment Portfolio, Carrying Value[3] ($ billions)



Agency RMBS
U.S. Treasury
Agency CMBS
RMBS
CMBS
CLO
Other
$15.8
$3.4
$1.6
$0.4
$0.7
$2.0
$1.6

IHC Funding Sources ($ billions)



Core Deposits: $80.7
Brokered Deposits: $4.4
Other Deposits: $1.4
Medium- and Long-term Debt: $11.3
Commercial Paper and Other Short-term Borrowings: $3.5

1. Interest bearing deposits in banks
2. Source: MUAH FR Y-9LP as of December 31, 2016; defined as the Total Equity Investment in Subsidiaries divided by Total Equity. Management believes that this is a useful measure because it enables investors and others to assess the extent to which the Company is using debt to fund its equity investment in its subsidiaries
3. Amortized Cost / Carrying Amount reflects amortized cost except for balances transferred from AFS to HTM. Those balances reflect amortized cost plus any unrealized gains or losses at the date of transfer

MUFG Americas Holdings Corporation Investor Presentation, 1Q17

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 Securities Financing Maturity Profile Securities Financing Portfolio Assets Liabilities 25,000 20,000 15,000 10,000 5,000 0 $ (M illi on s) O/N and Continuous 2-30 days 31-90 days > 90 days $12,013 $12,614 $4,598 $1,922 $21,977 $6,613 $7,549 $96 59.1%28.7% 5.8% 1.5% 4.8% 37.6% 51.1% 6.2% 1.0% 4.0% Assets Liabilities Securities financing portfolio is substantially all collateralized by high quality, liquid assets • Approximately 88% is collateralized by U.S. Treasuries and Agency MBS and 12% is backed by equities, credit and other Robust risk management framework governs secured financing profile including guidelines and limits for tenor gaps, counterparty concentration and stressed liquidity outflows Securities financing activity, largely conducted through MUSA, is supported by high quality collateral 1. Includes continuous maturities which include open trades and term evergreen transactions that are primarily used to fund inventory 1

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 Internal TLAC1 Requirement to be Effective January 1, 2019 TLAC-related implications to MUAH due to MUFG's status as a single point of entry G-SIB are: • 18.5% overall Internal TLAC requirement; minimum 6% must be issued as eligible long-term debt • Internal TLAC must be issued by MUAH to a foreign affiliate; Internal TLAC instruments may not be issued to third party investors • TLAC-eligible long-term debt will contain a contractual conversion ("bail-in") trigger while remaining external debt will not • Clean Holding Company requirements limit MUAH's external liabilities including debt, derivatives and guarantees • Compliance mandatory by Jan 1, 2019 MUFG is expected to be the external TLAC issuing entity for the global organization MUAH has sufficient aggregate capital and debt to achieve quantitative TLAC requirements; some modifications are required 1. "Total Loss-Absorbing Capacity, Long-Term Debt, and Clean Holding Company Requirements for Systemically Important U.S. Bank Holding Companies and Intermediate Holding Companies of Systemically Important Foreign Banking Organizations," Federal Register Vol. 82, No. 14, January 24, 2017

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 MUAH Long-Term Debt Outstanding and Maturity Schedule1 As of March 31, 2017 Long-Term Debt Redemption Schedule - Next 10 Years 1. Excludes nonrecourse debt, junior subordinated debt and capital leases

Deposit Trends

Average deposit balances have been steady over the last year

Average Quarterly Deposit Breakdown ($ billions)


84
87
86
32
8
6
38
35
6
6
40
35
5
6
40
1Q16
4Q16
1Q17
Transaction & Money Market
Savings
Time
Noninterest Bearing

Deposits[1]

Metropolitan Statistical Area (MSA) / State	Rank	Share (%)
Santa Maria-Santa Barbara, CA	2	18.6
San Diego-Carlsbad, CA	4	13.8
Los Angeles-Long Beach-Anaheim, CA	4	9.0
Fresno, CA	4	7.6
Oxnard-Thousand Oaks-Ventura, CA	5	6.2
Salinas, CA	5	9.6
Riverside-San Bernardino-Ontario, CA	6	4.5
Sacramento--Roseville--Arden-Arcade, CA	6	4.5
San Francisco-Oakland-Hayward, CA	7	3.2
Seattle-Tacoma-Bellevue, WA	8	2.8
San Jose-Sunnyvale-Santa Clara, CA	9	2.5
Overall California	**4**	**6.4**
Overall Washington	**13**	**2.0**

1. Source: FDIC Summary of Deposits as of June 30, 2016

PUREPOINT.
FINANCIAL

- PurePoint Financial, a new division of MUFG Union Bank, N.A., is a hybrid digital bank aimed at committed savers.
- PurePoint exclusively offers savings accounts and certificates of deposit (CDs), combining the convenience of online banking with in-person client service at PurePoint Financial Centers.
- This model enables PurePoint to deliver market-leading rates and an exceptional client experience the way clients want to bank - online, over the phone or in person.

MUFG Americas Holdings Corporation Investor Presentation, 1Q17

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 Earning Asset Mix 1Q 2017 MUB's loan portfolio is primarily residential mortgage and commercial; MUSA contributes trading and securities financing assets 1. Average balance for the quarter ended March 31, 2017. May not total 100% due to rounding. 2. Period-end total loans held for investment, including all nonperforming loans and purchased credit-impaired loans. Loan Portfolio Composition 2Earning Asset Mix 1 Securities: 18.2% Cash and equivalents: 2.5% Securities Purchased under Repo and Securities Borrowed: 15.0% Trading Assets & Other: 7.1% Commercial & Industrial: 32.6% Commercial Mortgage: 18.4% Construction: 2.6% Lease Financing: 2.3% Residential Mortgage: 39.7% Home Equity & Other Consumer: 4.3% Loans2: 57.1%

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 Commercial Loan Portfolio Decline in commercial lending. Net charge-offs primarily driven by oil & gas borrowers Commercial and Corporate Loan Portfolio Period-end Loan Balances and Net Charge-offs/(Recoveries) ($mm)

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 Consumer Loan Portfolio Consumer portfolio continues to exhibit strong credit quality Home Equity & Other Consumer Portfolio Period-end Loan Balances and Net Charge-offs ($mm) Residential Mortgage Loan Portfolio Period-end Loan Balances and Net Charge-offs ($mm) Net Charge-offs Residential Mortgage 1Q16 2Q16 3Q16 4Q16 1Q17 $1 $— $2 $— $— $27,604 $28,343 $28,873 29,922 $31,162

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 Loans Securities Securities Purchased under Repo and Borrowed Trading Assets & Other Cash and Equiv. 1Q16 2Q16 3Q16 4Q16 1Q17 $80 $82 $80 $79 $78 $24 $23 $24 $24 $25 $32 $24 $21 $22 $20 $4 $7 $8 $9 $10 Net Interest Margin Impacted by Low Rate Environment Expansion in net interest margin in recent quarters as rates have begun to rise 1. Net interest margin is annualized and presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent 2. Total loans held for investment Average Earning Assets ($bn)Net Interest Income & Margin ($mm) 2 1 Net Interest Margin Net Interest Income 1Q16 2Q16 3Q16 4Q16 1Q17 2.06% 2.23% 2.29% 2.35% 2.37%$724 $754 $773 $802 $795 1 $3$4$4 $2$2

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 Interest Rate Risk Management of Exposures Other Than Trading1 Net Interest Income (NII) Sensitivity ($mm) +200 bps -100 bps Gradual parallel yield curve shift ove r 12-month horizo n 1. 1Q16 & 2Q16 period amounts have not been revised to include the transferred IHC entities

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 MUAH Reference Banks' Average 2.0% 1.0% 0.0% 1Q2016 2Q2016 3Q2016 4Q2016 1Q2017 1.18% 0.78% 0.91% 0.89% 0.73% 1.87% 1.79% 1.70% 1.63% 1.53% Asset Quality Trends Nonperforming Assets by Loan Type ($mm) Net Charge-offs (Recoveries) / Average Loans1,3Nonperforming Loans / Total Loans1 Criticized4 & Nonaccrual Loans / Total Loans 1. Source: SNL Financial and company reports 2. Reference Banks consist of 13 CCAR-filing public regional banks depicted on slide 3 plus the four largest U.S. money center banks. Reference Banks’ average based on reporting through May 5, 2017 (Source: SNL Financial) 3. Annualized ratio 4. Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on internal ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status MUAH Reference Banks' Average 1.0% 0.5% 0.0% -0.5% 1Q16 2Q16 3Q16 4Q16 1Q17 0.02% 0.48% 0.61% 0.09% 0.29% 0.49% 0.47% 0.46% 0.52% 0.52% Criticized Percent of Total Loans Held For Investment Nonaccrual Loans % Of Total Loans Held For Investment 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 1Q16 2Q16 3Q16 4Q16 1Q17 3.89% 3.60% 3.03% 3.13% 2.74% 1.18% 0.78% 0.91% 0.89% 0.73% Commercial & Industrial Commercial Mortgage Residential Mortgage Home Equity and Other Consumer Other (OREO) NPA / Total Assets $1,000 $900 $800 $700 $600 $500 $400 $300 $200 $100 $0 1Q16 2Q16 3Q16 4Q16 1Q17 702 397 487 458 400 30 26 31 31 33 186 177 172 171 110 38 32 29 29 26 2 2 0.47%0.48% 0.44%0.62% 0.38%

Commercial Real Estate Overview

Largely secured, California-focused commercial real estate-purposed loans[1] with strong credit performance

1Q 2017 Property Type Breakdown



Unsecured: 10%
Other: 14%
Multi-Family: 30%
Secured 90%
Industrial: 14%
Office: 16%
Retail: 16%

1Q 2017 Geographic Distribution[2]



Other: 16%
Los Angeles: 20%
Oregon: 2%
Illinois: 3%
Orange: 8%
Washington: 7%
California 64%
New York: 8%
San Diego: 10%
Santa Clara: 5%
Alameda: 2%
Other: 16%
San Francisco: 3%

Commercial Real Estate Statistics

($ MM)	December 31, 2014	December 31, 2015	March 31, 2016	December 31, 2016	March 31, 2017
Commitments	**$ 23,877**	**$ 23,552**	**$ 24,400**	**$ 22,971**	**$ 22,096**
Commercial and Industrial	5,977	5,328	5,146	4,220	3,989
Commercial Mortgage	14,275	14,175	15,190	14,785	14,569
Construction	3,626	4,049	4,064	3,966	3,538
Outstandings	**18,727**	**18,919**	**19,768**	**18,734**	**18,270**
Commercial and Industrial	2,965	2,718	2,597	1,904	1,808
Commercial Mortgage	14,016	13,904	14,920	14,547	14,421
Construction	1,746	2,297	2,251	2,283	2,040
Nonperforming Loans	**40**	**37**	**30**	**31**	**33**

1. Commercial real estate-purposed loans are comprised of commercial mortgage loans, construction loans and C&I loans to borrowers with real estate-exposed businesses. Does not include CMBS in the investment or trading portfolios
2. Excludes loans not secured by real estate; subsets of California reported by Metropolitan Statistical Area (MSA)

MUFG Americas Holdings Corporation Investor Presentation, 1Q17

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 Consumer Loans Performed Well Through the Crisis 1. At origination 2. Excluding loans serviced by third-party service providers and loans covered by FDIC loss share agreements, includes PCI loans 3. Data Source: Consumer Lending Monthly Summary and Key Statistics; Source: Residential – Mortgage Bankers Association, Home Equity-American Bankers Association 4. National (SA) is seasonally adjusted American Bankers Association data; Benchmark metrics are reported on a one quarter lag Residential Mortgage Performance Trends (30 days Past Due + in Foreclosure) 3 Home Equity and Other Consumer Total Delinquency (30 Days + Past Due) 3 Residential Mortgage Portfolio as of March 31, 2017: • 39% interest-only (non-amortizing) • 65% weighted average LTV1 for the I/O portfolio • No subprime programs or option ARM loans • Low delinquency rate due to focus on prime loans, high FICO scores, and low LTVs • 79% of the consumer portfolio has a refreshed FICO score of 720 and above2 • 96% has an LTV less than or equal to 80% MUAH MBA-CA Prime National Prime MBA-CA Prime ARM 30.0% 25.0% 20.0% 15.0% 10.0% 5.0% 0.0% 2009 2010 2011 2012 2013 2014 2015 2016 2017 MUAH CA HE 30+ (NSA) National (SA) 4.5% 4.0% 3.5% 3.0% 2.5% 2.0% 1.5% 1.0% 0.5% 2009 2010 2011 2012 2013 2014 2015 2016 2017 4

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 MUAH's Capital, Asset Quality and Ratings Compare Favorably 1. Reference Banks consist of the 13 CCAR-filing public regional banks depicted on slide 3 plus the four largest U.S. money center banks. Reference Banks’ average based on reporting through May 5, 2017 (Source: SNL Financial) 2. Annualized ratio 3. Ratings as of May 5, 2017 4. Standard & Poor's ratings for MUAH and MUB on negative outlook as of November 30, 2015 Net Charge-offs / Average Loans1,2Nonperforming Loans / Total Loans1 Common Equity Tier 1 (Basel 3) Ratio1 Reference Banks’ Credit Ratings1,3 MUAH Reference Banks' Average 1.8% 1.5% 1.2% 0.9% 0.6% 0.3% 0.0% 1Q17 0.73% 1.53% MUAH Reference Banks' Average 20% 18% 16% 14% 12% 10% 8% 6% 1Q17 15.17% 11.02% Holding Company Ratings Bank Ratings Long-term ratings S&P Moody's Fitch S&P Moody's Fitch U.S. Bancorp A+ A1 AA AA- A1 AA Wells Fargo & Company A A2 AA- AA- Aa2 AA MUAH4 A A3 A A+ A2 A BB&T Corporation A- A2 A+ A A1 A+ JPMorgan Chase & Co. A- A3 A+ A+ Aa3 AA- PNC Financial Services A- A3 A+ A A2 A+ M&T Bank A- A3 A A A3 A Comerica BBB+ A3 A A- A3 A Fifth Third Bancorp BBB+ Baa1 A A- A3 A Bank of America Corp. BBB+ Baa1 A A+ A1 A+ Citigroup Inc. BBB+ Baa1 A A+ A1 A+ KeyCorp BBB+ Baa1 A- A- A3 A- SunTrust Banks BBB+ Baa1 A- A- Baa1 A- Citizens Financial Group BBB+ NR BBB+ A- Baa1 BBB+ Huntington BBB Baa1 A- BBB+ A3 A- Capital One Financial Corp. BBB Baa1 A- BBB+ Baa1 A- Regions Financial Corp. BBB Baa2 BBB BBB+ Baa2 BBB Zions Bancorporation BBB- NR NR BBB Baa3 NR MUAH Reference Banks' Average 0.6% 0.4% 0.2% 0.0% 1Q17 0.29% 0.52%

Key MUFG Group Credit Ratings

		MUFG Union Bank, N.A.		MUFG Securities Americas Inc.	MUFG Americas Holdings Corporation	The Bank of Tokyo-Mitsubishi UFJ, Ltd	Mitsubishi UFJ Financial Group, Inc.
		Deposits	Senior Debt	Senior Debt	Senior Debt	Senior Debt	Senior Debt
Moody's	Long-Term	Aa2	A2	—	A3	A1	A1
	Short-Term	P-1	P-1	—	—	P-1	P-1
Standard & Poor's	Long-Term	—	A+[1]	A+[1]	A[1]	A+[1]	A[1]
	Short-Term	—	A-1	A-1	A-1	A-1	—
Fitch	Long-Term	A+	A	A	A	A	A
	Short-Term	F1	F1	F1	F1	F1	F1

- means not rated

1. Negative Outlook as of November 30, 2015

MUFG Americas Holdings Corporation Investor Presentation, 1Q17

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 2016 CCAR and 2016 Mid-Cycle DFAST Results The Federal Reserve did not object to MUAH's 2016 capital plan/CCAR submission In April 2017, MUAH timely filed its annual capital plan under the Federal Reserve's CCAR program 2016 Mid-Cycle Severely Adverse Scenario Results Mid-Cycle DFAST stress test results demonstrate MUAH's capital cushion in excess of regulatory minimums • Severely Adverse scenario included a severe global recession, negative short-term interest rates and low long-term Treasury rates in the U.S., a multi-family commercial real estate (CRE) price shock and a European bank failure Note: MUAH is a standardized BHC for purposes of calculating capital levels and ratios. MUB is subject to both standardized and advanced approaches rules. 1. Represents minimum projected capital ratios from July 1, 2016 through September 30, 2018. 2. Minimum post-stress regulatory ratios as defined in the Comprehensive Capital Analysis and Review 2016 Summary Instructions, January 2016.

MUFG Americas Holdings Corporation Investor Presentation, 1Q17 Conclusion MUAH, MUB and MUSA carry solid credit ratings and benefit from ownership by MUFG, one of the world’s largest financial organizations Strong local management team with a majority of independent board members Solid balance sheet with high-quality capital base and strong liquidity Conservative risk culture resulting in a high quality loan portfolio with historically strong credit performance There are many risks facing the banking industry and MUAH; please refer to the Risk Factors on pages 18-33 of our Form 10-K for the year ended December 31, 2016 Contacts Mimi Mengis Doug Lambert Managing Director Director 415-765-3182 415-765-3180 mimi.mengis@unionbank.com doug.lambert@unionbank.com